Exhibit 99.1

Mogul Energy International, Inc. Provides Update on Offerings

--Mogul Energy Provides Update on Offerings --

Seattle, WA – June 12, 2008 -- Mogul Energy International, Inc. (OTCBB: MGUY; FSE: BKX) (the “Company”) announced today that it has raised US$950,000 through the issuance of 3,800,000 shares of  its flow-through offering pursuant to the Income Tax Act (Canada), and US$1,260,000 through the issuance of 6,300,000 of its non-flow-through offering.  Both offerings closed on June 11, 2008.  The flow-through offering was made at US$0.25 per share and the other offering was made at US$0.20 per share.

The Company intends to use the proceeds of the offerings to fund future exploration and development on Mogul’s oil and gas exploration leases in Saskatchewan, Canada.  As part of its focus on its Saskatchewan leases, the Company is proceeding with its plan to seek a listing of its shares on the TSX Venture Exchange (“TSX-V”).  Such a listing will be subject to TSX-V approval.

The shares issued under the offerings have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), and were not be offered or sold directly or indirectly within the United States or to or for the account or benefit of U.S. Persons (as such term is defined in Regulation S, as promulgated under the Securities Act) absent registration or an applicable exemption from registration.  The shares were sold only to persons who are not U.S. Persons and who otherwise satisfy the requirements of the applicable securities laws of the jurisdiction of their residency.  As such, the Company believes that the Offerings are exempt from registration under Regulation S, as promulgated under the Securities Act.

Information concerning Mogul Energy International:

Mogul Energy is an oil and gas exploration company with headquarters in Seattle, Washington. Mogul Energy has acquired a portfolio of oil and gas leases in South East Saskatchewan, Canada.  The Company has a 100% interest in sixty-eight (68) separate freehold oil and gas exploration leases on approximately 9,300 acres situated in South East Saskatchewan.

The common shares of Mogul Energy are quoted on the OTC Bulletin Board (OTCBB) system under the symbol ‘MGUY,’ and the Frankfurt Stock Exchange (“FSE”) under the symbol ‘BKX’. Further information concerning Mogul Energy can be found in the Company’s filings with the U.S. Securities and Exchange Commission (http://www.sec.gov).

Forward-Looking Statements:

This news release contains "forward-looking statements" within the meaning of the securities laws, which are based on current expectations and beliefs, as well as on a number of assumptions concerning future events made with information that is currently available. Statements in this news release that are not historical facts are forward-looking statements that are subject to risks and uncertainties. Words such as "expects," "intends," "plans," "may," "could," "should," "anticipates," "likely," "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management, including, but not limited to, the Company's ability to negotiate, enter into, perform and consummate the business combination described in this release. Inherent in the Company’s business plan is a belief that Mogul Energy can successfully explore oil and gas properties in Egypt and Canada, and that the Company can participate in the development of those properties. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside of Mogul Energy's control, which could cause actual results to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please refer to Mogul Energy's filings with the U.S. Securities and Exchange Commission. Mogul Energy International, Inc. assumes no obligation to update or supplement such forward-looking statements other than as required by law.

Contact Information:

Company Contact
Naeem Tyab
Mogul Energy
206-357-4220
naeem@mogulenergy.com
http://www.mogulenergy.com

SOURCE Mogul Energy International, Inc.